Exhibit 99.1

LKQ Corporation Announces $1 Billion Increase in Stock Repurchase Program; total authorized now $2 Billion through October 2024

Chicago, IL (July 29, 2021) -- LKQ Corporation (Nasdaq: LKQ) today announced that its Board of Directors has authorized a $1 billion increase and a two year extension to its stock repurchase program, raising the aggregate authorization under the program to $2 billion and authorizing repurchases through October 25, 2024. Since initiating the stock repurchase plan in October 2018, 25.0 million shares have been repurchased for a total consideration of $830 million through June 30, 2021.
Varun Laroyia, Executive Vice President and Chief Financial Officer of LKQ Corporation, stated: “The expanded stock repurchase program reflects our continued confidence in the Company's future performance, long-term cash flow generation and the success of the program. The strength of our business, balance sheet, capacity for strategic investments, and disciplined approach to capital allocation positions us to deliver on our commitment of driving stockholder value creation.”
Under the repurchase program, the Company is authorized to repurchase shares in the open market as well as in privately negotiated transactions. The timing and the amount of any repurchases of common stock will be determined by LKQ management based on its evaluation of market conditions and other factors. The repurchase program will be effected in compliance with SEC Rule 10b-18 and other applicable legal requirements. The repurchase program does not obligate the Company to acquire any specific number of shares and may be suspended or discontinued at any time. Stock purchased as part of this program will be held as treasury stock.
About LKQ Corporation
LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of OEM recycled and aftermarket parts, replacement systems, components, equipment, and services to repair and accessorize automobiles, trucks, and recreational and performance vehicles.
Forward Looking Statements
Statements and information in this press release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the “safe harbor” provisions of such Act.
Forward-looking statements include, but are not limited to, statements regarding our outlook, guidance, expectations, beliefs, hopes, intentions and strategies. These statements are subject to a number of risks, uncertainties, assumptions and other factors including those identified below. All forward-looking statements are based on information available to us at the time the statements are made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should not place undue reliance on our forward-looking statements. Actual events or results may differ materially from those expressed or implied in the forward-looking statements. The risks, uncertainties, assumptions and other factors that could cause actual events or results to differ from the events or results predicted or implied by our forward-looking statements include, among others, changes in our cash position or cash requirements for other purposes, fluctuations in the price of our common stock, general market conditions, and stockholder response to the repurchase program; and other factors discussed in our filings with the SEC, including those disclosed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2020 and in our subsequent Quarterly Reports on Form 10-Q. These reports are available on our investor relations website at lkqcorp.com and on the SEC website at sec.gov.
Contact:
Joseph P. Boutross
Vice President, Investor Relations
LKQ Corporation
(312) 621-2793
jpboutross@lkqcorp.com